Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

21ST CENTURY FOX REPORTS FIRST QUARTER INCOME FROM CONTINUING

OPERATIONS ATTRIBUTABLE TO STOCKHOLDERS OF $827 MILLION AND

TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.79 BILLION, A 17% INCREASE OVER THE PRIOR YEAR

RESULTS, ON TOTAL REVENUE GAINS OF 7%

NEW YORK, NY, November 2, 2016 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended September 30, 2016.

The Company reported quarterly income from continuing operations attributable to stockholders of $827 million ($0.44 per share), as compared to $678 million ($0.34 per share) reported in the prior year quarter. Excluding the net income effects of Other, net and adjustments to Equity earnings of affiliates, including adjustments related to Sky plc (“Sky”) and Endemol Shine Group, adjusted quarterly earnings per share from continuing operations attributable to shareholders1 was $0.51 versus $0.38 reported in the same quarter of the prior year.

The Company reported total quarterly revenues of $6.51 billion, a $429 million, or 7%, increase from the $6.08 billion of revenues reported in the prior year quarter. This increase primarily reflects higher affiliate and advertising revenues generated at our Cable Network Programming segment and higher content revenues generated at the Filmed Entertainment segment. The adverse impact of foreign exchange rates impacted quarterly revenue growth by $77 million.

Quarterly total segment OIBDA2 of $1.79 billion increased by $256 million, or 17%, from the $1.54 billion reported in the prior year quarter. This increase was due to higher contributions from both the Company’s Filmed Entertainment and Cable Network Programming segments. The adverse impact of foreign exchange rates impacted quarterly OIBDA growth by $42 million, or 3% in total.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“We delivered a strong quarter, growing our earnings by double digits on solid revenue gains. Whether it was Fox News rating #1 in basic cable, the 27 primetime Emmy Awards between FX Networks and FOX Broadcasting, producing 3 of the top 5 scripted shows on television, or our robust international growth, we demonstrated strong operational momentum across our global businesses.”

[1]

See page 13 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders, which may be considered non-GAAP financial measures.

[2]

Total segment operating income before depreciation and amortization (“OIBDA”) may be considered a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended September 30,
	2016	2015
	US $ Millions
Revenues:

Cable Network Programming	$3,810	$3,464
Television	1,038	1,049
Filmed Entertainment	1,907	1,785
Other, Corporate and Eliminations	(249)	(221)

Total revenues	$6,506	$6,077

Segment OIBDA:

Cable Network Programming	$1,384	$1,306
Television	191	196
Filmed Entertainment	311	149
Other, Corporate and Eliminations	(95)	(116)

Total Segment OIBDA(a)	$1,791	$1,535

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 6% to $1.38 billion, driven by a 10% revenue increase on higher affiliate and advertising revenues partially offset by a 12% increase in expenses. The increase in expenses was primarily due to higher international sports programming costs in Latin America and India due to the broadcast of the Rio Olympics, higher Major League Baseball sports rights costs at the regional sports networks (“RSNs”) and higher entertainment programming costs at FX Networks. The Cable Network Programming segment first quarter results also included revenue and costs of approximately $85 million related to the inclusion of results from the National Geographic non-channels businesses, which were acquired in November 2015. Foreign exchange fluctuations, primarily in Latin America, adversely impacted segment OIBDA growth by 2%.

Domestic affiliate revenue increased 8% reflecting continued contractual rate increases led by the RSNs, FX Networks, FS1, and Fox News Channel. Domestic advertising revenue grew 6% over the prior year period reflecting higher ratings and pricing at Fox News. Domestic OIBDA contributions increased 9% over the prior year quarter led by higher contributions from FS1 and Fox News.

International affiliate revenue increased 8% driven by strong local currency growth of 16%, with double digit growth reported at both Fox Networks Group International (“FNGI”) and STAR India, partially offset by negative currency impacts from the strengthened U.S. dollar. International advertising revenue increased 6% as local currency growth of 11% led by STAR India was partially offset by negative currency impacts from the strengthened U.S. dollar. Quarterly OIBDA at the international cable channels decreased 7% from the prior year quarter primarily reflecting higher sports programming costs at FNGI and STAR India due to the broadcast of the Rio Olympics and the negative impact of foreign exchange.

TELEVISION

Television generated quarterly segment OIBDA of $191 million which was 3% lower than the prior year’s corresponding result. Quarterly segment revenues were 1% lower than the prior year quarter as lower advertising revenues, reflecting a market shift in advertising spending towards the Rio Olympics and the absence of the prior year broadcasts of the Emmy Awards and the FIFA Women’s World Cup final, were offset by higher retransmission consent revenues, higher local political advertising spending at the Television stations and higher content revenues at the FOX Broadcast Network.

FILMED ENTERTAINMENT

Filmed Entertainment quarterly segment OIBDA of $311 million more than doubled from the $149 million reported in the same period a year-ago. The OIBDA increase was driven primarily by increased contributions from the film studio reflecting lower theatrical releasing costs, the worldwide theatrical performance of Independence Day: Resurgence, the home entertainment performance of Deadpool and higher contributions from the television production business led by the subscription video-on-demand licensing of Homeland to Hulu LLC (“Hulu”). Quarterly segment revenues increased $122 million to $1.91 billion, primarily reflecting higher television production revenue.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity earnings of affiliates is as follows:

			Three Months Ended September 30,
	% Owned		2016	2015
			US $ Millions
Sky	39	%(1)	$97	$110
Other equity affiliates	Various	(2)	(62)	(75)

Total equity earnings of affiliates			$35	$35

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group, Hulu and Tata Sky

Quarterly equity earnings of affiliates of $35 million were equal to the amount reported in the same period a year-ago as improved results at Endemol Shine Group and Tata Sky were offset by lower equity earnings for Sky and increased losses at Hulu. The decrease in equity earnings from Sky was a result of the strengthening of the U.S. dollar against the Pound Sterling.

OTHER ITEMS

Share repurchases

On August 3, 2016, the Board of Directors authorized the repurchase of an additional $3 billion of Class A Common Stock, excluding commissions. The Company does not have a timeframe over which the buyback authorization is expected to be completed. The authorization may be modified, extended, suspended or discontinued at any time.

During the quarter, the Company repurchased 16 million shares of Class A Common Stock for $410 million. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 1.86 billion declined 7% from the 2.01 billion in the prior year. As of the end of the quarter, the Company’s remaining buyback authorization was $3.2 billion representing approximately $240 million under the fiscal 2016 authorization and $3 billion under the fiscal 2017 authorization.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the first quarter results can be heard live on the Internet at 4:30 p.m. Eastern Daylight Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092	310-369-0773
Mike Petrie, Investor Relations	Nathaniel Brown, Press Inquiries
212-852-7130	212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2016	2015
	US $ Millions, except per share amounts
Revenues	$6,506	$6,077

Operating expenses	(3,864)	(3,673)
Selling, general and administrative	(866)	(889)
Depreciation and amortization	(135)	(128)
Equity earnings of affiliates	35	35
Interest expense, net	(300)	(295)
Interest income	9	9
Other, net	(148)	(83)

Income from continuing operations before income tax expense	1,237	1,053
Income tax expense	(343)	(313)

Income from continuing operations	894	740
Loss from discontinued operations, net of tax	(6)	(3)

Net income	888	737

Less: Net income attributable to noncontrolling interests	(67)	(62)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$821	$675

Weighted average shares:	1,863	2,012

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.44	$0.34

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.44	$0.34

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CONSOLIDATED BALANCE SHEETS

	September 30, 2016	June 30, 2016
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,681	$4,424
Receivables, net	6,099	6,258
Inventories, net	3,300	3,291
Other	841	976

Total current assets	14,921	14,949

Non-current assets:
Receivables, net	465	389
Investments	3,912	3,863
Inventories, net	7,396	7,041
Property, plant and equipment, net	1,669	1,692
Intangible assets, net	6,715	6,777
Goodwill	12,739	12,733
Other non-current assets	809	749

Total assets	$48,626	$48,193

Liabilities and Equity:
Current liabilities:
Borrowings	$454	$427
Accounts payable, accrued expenses and other current liabilities	3,438	3,181
Participations, residuals and royalties payable	1,573	1,672
Program rights payable	1,345	1,283
Deferred revenue	612	505

Total current liabilities	7,422	7,068

Non-current liabilities:
Borrowings	19,034	19,126
Other liabilities	3,780	3,678
Deferred income taxes	2,782	2,888
Redeemable noncontrolling interests	553	552
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	11
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,232	12,211
Retained earnings	3,741	3,575
Accumulated other comprehensive loss	(2,185)	(2,144)

Total Twenty-First Century Fox, Inc. stockholders’ equity	13,807	13,661
Noncontrolling interests	1,248	1,220

Total equity	15,055	14,881

Total liabilities and equity	$48,626	$48,193

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2016	2015
	US $ Millions
Operating activities:
Net income	$888	$737
Less: Loss from discontinued operations, net of tax	(6)	(3)

Income from continuing operations	894	740
Adjustments to reconcile income from continuing operations to cash provided by (used in) operating activities:
Depreciation and amortization	135	128
Amortization of cable distribution investments	15	20
Equity-based compensation	42	86
Equity earnings of affiliates	(35)	(35)
Cash distributions received from affiliates	2	6
Other, net	148	83
CLT20 contract termination costs	—	(420)
Deferred income taxes and other taxes	(12)	175
Change in operating assets and liabilities, net of acquisitions and dispositions:
Receivables	86	(144)
Inventories net of program rights payable	(343)	(516)
Accounts payable and accrued expenses	(51)	(332)
Other changes, net	99	(96)

Net cash provided by (used in) operating activities from continuing operations	980	(305)

Investing activities:
Property, plant and equipment	(53)	(34)
Investments in equity affiliates	(6)	(86)
Other investments	(63)	(163)

Net cash used in investing activities from continuing operations	(122)	(283)

Financing activities:
Borrowings	37	91
Repayment of borrowings	(105)	(119)
Repurchase of shares	(467)	(1,889)
Dividends paid and distributions	(54)	(56)
Other financing activities, net	(19)	8

Net cash used in financing activities from continuing operations	(608)	(1,965)

Net decrease in cash and cash equivalents from discontinued operations	(6)	(7)
Net increase (decrease) in cash and cash equivalents	244	(2,560)
Cash and cash equivalents, beginning of year	4,424	8,428
Exchange movement on cash balances	13	(38)

Cash and cash equivalents, end of period	$4,681	$5,830

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

SEGMENT INFORMATION

	Three Months Ended September 30,
	2016	2015
	US $ Millions
Revenues:

Cable Network Programming	$3,810	$3,464
Television	1,038	1,049
Filmed Entertainment	1,907	1,785
Other, Corporate and Eliminations	(249)	(221)

Total revenues	$6,506	$6,077

Segment OIBDA:

Cable Network Programming	$1,384	$1,306
Television	191	196
Filmed Entertainment	311	149
Other, Corporate and Eliminations	(95)	(116)

Total Segment OIBDA	$1,791	$1,535

Depreciation and amortization:

Cable Network Programming	$82	$74
Television	29	30
Filmed Entertainment	20	20
Other, Corporate and Eliminations	4	4

Total depreciation and amortization	$135	$128

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended September 30,
	2016	2015
	US $ Millions
Affiliate fees	$2,923	$2,686
Advertising	1,591	1,599
Content	1,869	1,725
Other	123	67

Total revenues	$6,506	$6,077

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Loss from discontinued operations, net of tax, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations attributable to stockholders:

	Three Months Ended September 30,
	2016	2015
	US $ Millions
Revenues	$6,506	$6,077
Operating expenses	(3,864)	(3,673)
Selling, general and administrative	(866)	(889)
Add: Amortization of cable distribution investments	15	20

Total Segment OIBDA	1,791	1,535
Amortization of cable distribution investments	(15)	(20)
Depreciation and amortization	(135)	(128)
Equity earnings of affiliates	35	35
Interest expense, net	(300)	(295)
Interest income	9	9
Other, net	(148)	(83)

Income from continuing operations before income tax expense	1,237	1,053
Income tax expense	(343)	(313)

Income from continuing operations	894	740
Less: Net income attributable to noncontrolling interests	(67)	(62)

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$827	$678

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

	Three Months Ended September 30, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,810	$(2,441)	$15	$1,384
Television	1,038	(847)	—	191
Filmed Entertainment	1,907	(1,596)	—	311
Other, Corporate and Eliminations	(249)	154	—	(95)

Consolidated Total	$6,506	$(4,730)	$15	$1,791

	Three Months Ended September 30, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,464	$(2,178)	$20	$1,306
Television	1,049	(853)	—	196
Filmed Entertainment	1,785	(1,636)	—	149
Other, Corporate and Eliminations	(221)	105	—	(116)

Consolidated Total	$6,077	$(4,562)	$20	$1,535

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2016

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding the net income effects of Equity affiliate adjustments and Other, net and tax provision effects (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months ended September 30, 2016 and 2015.

	Three Months Ended
	September 30, 2016		September 30, 2015
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$894		$740
Less: Net income attributable to noncontrolling interests	(67)		(62)

Income from continuing operations attributable to stockholders	$827	$0.44	$678	$0.34
Equity affiliate adjustments(a)	41	0.02	54	0.03
Other, net	148	0.08	83	0.04
Tax provision	(74)	(0.04)	(60)	(0.03)
Rounding	—	0.01	—	—

As adjusted	$942	$0.51	$755	$0.38

(a)

Equity earnings of affiliates for the three months ended September 30, 2016 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the Direct Broadcast Satellite (“DBS”) businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation costs. Equity earnings of affiliates for the three months ended September 30, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs.